Exhibit 5.1

                      [McDermott, Will & Emery Letterhead]


                                February 11, 1999

United Road Services, Inc.
8 Automation Lane
Albany, NY 12205


         Re: United Road Services, Inc. 1998 Employee Stock Option Plan United Road Services, Inc. Non-Qualified Stock Option Plan

Gentlemen:

         We have acted as counsel to United Road Services, Inc. (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended, of (i) 1,278,885 shares of Common Stock, $0.001 par value, of the Company (the "Common Stock"), to be issued upon the exercise of options granted pursuant to the Company's 1998 Employee Stock Option Plan (the "1998 Plan"), and (ii) 500,000 shares of Common Stock to be issued upon the exercise of options granted pursuant to the Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan," and together with the 1998 Plan, the "Plans").

         In arriving at the opinions expressed below we have examined:

         1. A copy of the Company's Amended and Restated Certificate of Incorporation;

         2.       A copy of the Amended and Restated By-Laws of the Company;

         3. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the 1998 Plan and the Non-Qualified Plan, respectively; and

         4. A copy of each of the 1998 Plan and the Non-Qualified Plan.

         In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based upon and subject to the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization and issuance of the shares of Common Stock to be sold by the Company pursuant to the respective Plans have been duly taken and the shares of Common Stock, upon issuance pursuant to the terms of the respective Plans, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to (a) the filing of the foregoing legal opinion as an exhibit to the Registration Statement and all amendments thereto and (b) all references to our firm in the Registration Statement.

                                                     Very truly yours,



                                                     /s/ McDermott, Will & Emery